UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2026

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on February 24, 2026, a stipulation and proposed consent judgment (the “Stipulated Judgment”) was filed with the Court of Chancery of the State of Delaware (the “Court”) regarding the stockholder class action complaint (the “Action”) filed on February 4, 2026 by the Vladimir Gusinsky Revocable Trust against Context Therapeutics Inc. (the “Company”) and its directors. On March 11, 2026, the Court approved the Stipulated Judgment, pursuant to which (i) Article V, Section 2 of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), which provides that the Company’s directors shall serve for a term of three years, and (ii) Article VI, Section 1 of the Charter, which provides that the directors of the Company may be removed from office only for cause, were determined to be invalid and unenforceable. On March 11, 2026, the Company filed a Certificate of Correction with the Delaware Secretary of State reflecting such provisions as invalid, unenforceable and no longer part of the Charter (the “Certificate of Correction”). Accordingly, the term of office of the current members of the Board of Directors of the Company will expire at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”), with each serving until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal, and directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A copy of the Certificate of Correction, as filed with the Delaware Secretary of State, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 11, 2026, pursuant to the Stipulated Judgment, the Action was dismissed with prejudice as to plaintiff; however, the Court retains jurisdiction to address any mootness fee application.

As previously disclosed, the Company’s 2026 Annual Meeting will be held on June 24, 2026 with a record date of April 27, 2026. The Company intends to include on the agenda for the Annual Meeting a proposal for the election of director nominees of the Company to a one-year term and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. In accordance with the advance notice procedures set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”), if a stockholder wishes to bring a proposal before the stockholders or nominate a director at the Annual Meeting, to be timely, the stockholder must notify the Company’s Corporate Secretary by not later than 5:00 p.m. EDT on March 14, 2026, which is the 90th day prior to the first anniversary of the Company’s 2025 annual meeting of stockholders. Any such proposal must contain the information specified in, and otherwise comply with, the Bylaws. Any such proposal must be delivered to: Context Therapeutics Inc, Attn: Secretary, 2001 Market Street, Suite 3915, Unit 15, Philadelphia, PA 19103. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees submitted by the Company’s Board of Directors must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 13, 2026.

Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding the Company’s proposed timing and agenda for the Annual Meeting. Forward-looking statements in this Current Report on Form 8-K involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the Company therefore cannot assure the reader that its plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Correction to the Amended and Restated Certificate of Incorporation, dated March 11, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2026	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer